CNL Hotels & Resorts, Inc.
2004 Omnibus Long-Term Incentive Plan
Deferred Share Award Grant Notice
(Executive )

CNL Hotels & Resorts, Inc. (the “Company”), pursuant to its 2004 Omnibus Long-Term Incentive Plan (the “Plan”), hereby memorializes the grant to Participant of a right to receive the number of shares of the Company’s Common Stock set forth below on the terms and conditions of this Grant Notice, the Plan, the Deferred Share Award Agreement and the applicable provisions of Participant’s Employment Agreement (as defined in the Deferred Share Award Agreement), all of which are incorporated herein.

Participant:
Date of Grant:
Number of Deferred Shares:

Expiration Date: Subject to termination as provided in the Deferred Share Award Agreement.

Vesting Schedule:
[_____________] Subject to Section 3(b) of the Deferred Share Award Agreement, all vesting is subject to Participant’s Continuous Service on such vesting date(s). Vesting may be accelerated pursuant to Section 3(c) of the Deferred Share Award Agreement.

Delivery Schedule:
Vested Deferred Shares shall be delivered within [two and one-half months after the date such Deferred Shares vest][thirty (30) days of the date the Compensation Committee of the Board of Directors (the “Committee’) has determined the number of Deferred Shares that have vested for the respective performance period], or, if earlier, pursuant to Section 4(b) of the Deferred Share Award Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Deferred Share Award Grant Notice, the Deferred Share Award Agreement, the applicable provisions of the Participant’s Employment Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Deferred Share Award Grant Notice, the Deferred Share Award Agreement, the Plan and the applicable provisions of the Participant’s Employment Agreement set forth the entire understanding between Participant and the Company regarding the acquisition of Common Stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) other stock awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

Other Agreements: _____________________________________________________________________

CNL Hotels & Resorts, Inc.	Participant:

By: Title: Date:	Date:

Attachments: Deferred Share Award Agreement, 2004 Omnibus Long-Term Incentive Plan (if not previously delivered to Participant) [and the Performance Objectives].

Attachment I
Deferred Share Award Agreement

Attachment II

2004 Omnibus Long-Term Incentive Plan
(Unless Previously Provided to Participant)

[Attachment III]

[Performance Objectives ]